MEDIA RELEASE

Exhibit 99.1

Rocket Lab Makes its Defense Prime Debut with $0.5 Billion Contract to Design and Build Satellite Constellation for Space Development Agency

As the prime contractor, Rocket Lab will design, build, test, and operate the Tranche 2 Transport Layer-Beta satellites for SDA’s Proliferated Warfighter Space Architecture (PWSA)

Long Beach, Calif. January 8, 2024 – Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a leading provider of space launch services and advanced satellite technology, today announced it has been selected by and is under contract with the Space Development Agency (SDA) to design and build 18 Tranche 2 Transport Layer-Beta Data Transport Satellites (T2TL - Beta).

Rocket Lab will act as prime contractor for the $515 million USD firm-fixed price agreement, leading the design, development, production, test, and operations of the satellites, including procurement and integration of the payload subsystems. The contract establishes Rocket Lab’s position as a leading satellite prime contractor, providing supply chain diversity to the Department of Defense (DoD) through vertical integration. The contract comprises $489 million base plus $26 million of incentives and options and will be carried out by Rocket Lab National Security (RLNS), the Company’s wholly owned subsidiary created to serve the unique needs of the U.S. defense and intelligence community and its allies.

The SDA is procuring satellites in two-year "tranches" to build out a proliferated constellation in LEO to deliver needed space-based capabilities to the joint war fighter. The T2TL – Beta satellites, part of the Tranche 2 program, will be integrated into SDA’s Transport Layer to provide assured, resilient, low-latency military data and connectivity worldwide to meet DoD needs.

“This contract marks the beginning of Rocket Lab’s new era as a leading satellite prime. We’ve methodically executed on our strategy of developing and acquiring experienced teams, advanced technology, manufacturing facilities, and a robust spacecraft supply chain to make this possible. It’s exciting to now be delivering this capability for government and commercial customers alike,” said Rocket Lab founder and CEO, Peter Beck. “SDA’s acquisition approach favors speed, schedule certainty, and affordability to deliver next-generation space capabilities to the nation. We’ve proven Rocket Lab is capable of delivering this across our launch and spacecraft programs and we look forward to delivering it for SDA.”

All 18 satellites will integrate subsystems and components built in-house by Rocket Lab, including solar panels, structures, star trackers, reaction wheels, radio, flight software, avionics, and launch dispenser. This high degree of vertical integration gives Rocket Lab a rare level of control over supply chain, enabling efficiencies and certainty on cost, schedule and quality. The satellites will be built at Rocket Lab’s advanced spacecraft development and manufacturing complex within the Company’s Long Beach headquarters. The facility includes a 12,000 sq. ft. cleanroom and 40,000 sq. ft. of streamlined production & test facilities designed to support constellation class manufacturing and satellite assembly, integration and test for commercial, civil and national security customers. The satellites are scheduled for launch in 2027.

As a leading provider of advanced spacecraft and components, Rocket Lab has a backlog of more than 40 satellites in development and production. Rocket Lab satellite technology and components have been integrated into more than 1,700 satellite missions globally.

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Conference Call Information

Rocket Lab will host a conference call for investors at 2 p.m. PT (5 p.m. ET) today to discuss the SDA contract.

The live webcast and a replay of the webcast will be available on Rocket Lab’s Investor Relations website: https://investors.rocketlabusa.com/events-and-presentations/events

+ Rocket Lab Media Contact

Morgan Bailey

media@rocketlabusa.com

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+ About Rocket Lab

Rocket Lab is a global leader in launch and space systems. Rocket Lab’s Electron launch vehicle is the second most frequently launched U.S. rocket annually and has delivered more than 172 satellites to orbit for commercial and Government partners, including NASA, the U.S. Air Force, DARPA and the NRO. Rocket Lab also delivers proven suborbital hypersonic launch capability with its HASTE launch vehicle. Building on the deep heritage of Electron, Rocket Lab is developing Neutron, an advanced 13-tonne payload class, reusable launch vehicle tailored for constellation deployment and interplanetary missions. Rocket Lab is also a premier supplier of advanced satellites, flight-proven subsystems and spacecraft components. At a component level, Rocket Lab spacecraft technology spans space solar power, composite structures, flight software, star trackers, reaction wheels, separation systems, and more. Rocket Lab satellite technology and components have been integrated into more than 1,700 satellite missions globally. www.rocketlabusa.com.

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+ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our launch and space systems operations, launch schedule and window, safe and repeatable access to space, Neutron development, operational expansion and business strategy are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.rocketlabusa.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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